                                                                    EXHIBIT 5.1


                    AKERMAN, SENTERFITT & EIDSON, P.A.
                            ATTORNEYS AT LAW
                          One SE Third Avenue
                               28th Floor
                          Miami, Florida 33131
                             (305) 374-5600
                        Telecopy (305) 374-5095




                           December 13, 1996



Republic Industries, Inc.
200 East Las Olas Boulevard
Fort Lauderdale, Florida 33301


                RE:    REPUBLIC INDUSTRIES, INC.
                       REGISTRATION STATEMENT ON FORM S-4
                       INCLUDING SOLICITATION STATEMENT/PROSPECTUS
                       DATED DECEMBER 13, 1996 (THE "REGISTRATION
                       STATEMENT")


Ladies and Gentlemen:

        We have acted as counsel to Republic Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of up to 14,014,651 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), which may be issued by the Company upon the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 25, 1996 (the "Merger Agreement"), among Addington Resources, Inc. ("Addington"), the Company and RI/AR Merger Corp., pursuant to which Mergersub will be merged with and into Addington (the "Merger") and all of the issued and outstanding shares of Addington common stock will be converted into the Shares.

        We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

        Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the Shares are issued in connection with the Merger as contemplated by the Merger Agreement, the Shares will constitute legally issued, fully paid and non-assessable securities of the Company.

        The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

        This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the Solicitation Statement/Prospectus which is part of the Registration Statement.


                                        Very truly yours,



                                        AKERMAN, SENTERFITT & EIDSON, P.A.